SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Disciplined Large Cap Portfolio	First 1B Next 4B Over 5B	0.25 0.225 0.20
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Emerging Markets Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Factor Enhanced Emerging Markets Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced International Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
Factor Enhanced Large Cap Portfolio	First 5B Next 5B Over 10B	0.10 0.08 0.06
Factor Enhanced Small Cap Portfolio	First 5B Next 5B Over 10B	0.15 0.13 0.11
High Yield Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
International Government Bond Portfolio	First 5B Next 5B Over 10B	0.25 0.23 0.21
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
Investment Grade Corporate Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
Large Company Value Portfolio	First 1B Next 4B Over 5B	0.35 0.325 0.30
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Real Return Portfolio	First 500M Next 500M Next 2B Next 2B Next 5B Over 10B	0.40 0.375 0.35 0.325 0.30 0.29
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Stable Income Portfolio[1]	First 1B Next 4B Next 3B Over 8B	0.30 0.275 0.25 0.225
Strategic Retirement Bond Portfolio	First 5B Next 5B Over 10B	0.05 0.04 0.03
U.S. REIT Portfolio	First 5B Next 5B Over 10B	0.10 0.08 0.06

Schedule A amended:  August 15, 2018

1. On August 15, 2018, the Board of Trustees of Wells Fargo Master Trust approved the termination of the Stable Income Portfolio which is expected to occur in the late third or fourth quarter of 2018.

            The foregoing fee schedule is agreed to as of August 15, 2018 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

                        Andrew Owen

                        President

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

            Paul Haast

            Senior Vice President